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                                                                       Exhibit 1

                                1,300,000 SHARES

                                GLB BANCORP, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                   May ___, 1998

Roney & Co., L.L.C.
One Griswold
Detroit, Michigan 48226

Dear Sirs:

         GLB Bancorp, Inc., an Ohio corporation (the "Company"), proposes to issue and sell 1,300,000 shares (the "Firm Shares") of its authorized but unissued Common Stock (the "Common Stock") to Roney & Co., L.L.C., a Delaware limited liability company ("Roney & Co." or the "Underwriter"). In addition, the Company proposes to grant to the Underwriter an option to purchase up to an additional 195,000 shares (the "Optional Shares") to cover over-allotments. The Firm Shares and the Optional Shares are called, collectively, the "Shares."

         1.       SALE AND PURCHASE OF THE SHARES.

                  (a) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase, the Firm Shares at a purchase price of $[______] per Share, except as set forth in Section 1(b) below.

                  (b) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the policies of the National Association of Securities Dealers, Inc. (the "NASD"), and pursuant to directions from the Company, the Underwriter will offer to sell to each of the persons listed on EXHIBIT A (who may purchase alone or with family members to the extent permitted by the Free-Riding and Withholding Interpretation (the "Interpretation") under the Rules of Fair Practice of the NASD) the number of Shares set forth opposite their respective names on EXHIBIT A. To the extent such persons (alone or with such family members) offer to buy such Shares, the Underwriter


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         agrees to purchase up to [__________] of such Shares at a purchase price of $[______] per Share. The parties agree that the securities purchased and sold under this subparagraph shall constitute "issuer directed securities" sold to the issuer's employees or directors or other persons under the Interpretation.

                  (c) On the basis of the representations, warranties and agreements of the Company contained in, and subject to the terms and conditions of, this Agreement, the Company grants to the Underwriter an option to purchase all or any part of the Optional Shares at a price per Share of $[______]. The over-allotment option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriter and may be exercised in whole or in part at any time or times on or before 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date (as defined in Section 2 below), and only once at any time after that date and within 30 days after the Effective Date (as defined in Section 4 below), in each case upon written or transmitted facsimile notice, or verbal notice confirmed by transmitted facsimile, written or telegraphic notice, by Roney & Co. to the Company no later than 12:00 noon, Detroit time, on the day before the Firm Shares Closing Date or at least three but not more than five full business days before the Optional Shares Closing Date (as defined in Section 2 below), as the case may be, setting forth the number of Optional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         2. DELIVERY AND PAYMENT. Delivery by the Company of the Firm Shares to Roney & Co. and payment of the purchase price by certified or official bank check payable in Detroit Clearing House (next day) funds to the Company, shall take place at the offices of Benesch, Friedlander, Coplan & Aronoff LLP, 2300 BP Tower, 200 Public Square, Cleveland, Ohio 44114, at such time and date, not later than the third (or, if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after 4:30 p.m., Washington, D.C. time, the fourth) full business day following the first date that any of the Shares are released by the Underwriter for sale to the public, as Roney & Co. shall designate by at least 48 hours prior notice to the Company (the "Firm Shares Closing Date"); provided, however, that if the Prospectus (as defined in Section 4 below) is at any time prior to the Firm Shares Closing Date recirculated to the public, the Firm Shares Closing Date shall occur upon the later of the third or fourth, as the case the may be, full business day following the first date that any of the Shares are released by the Underwriter for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

                  To the extent the option with respect to the Optional Shares is exercised, delivery by the Company of the Optional Shares, and payment of the purchase price by certified or official bank check payable in Detroit Clearing House (next day) funds to the Company, shall take place at the offices of Benesch, Friedlander, Coplan & Aronoff LLP specified above at the time and on the date (which may be the Firm Shares Closing Date) specified in the notice referred to in Section 1(c) (such time and date of delivery and payment are called the "Optional Shares Closing Date"). The Firm Shares Closing Date and the Optional Shares Closing Date are called, individually, a "Closing Date" and, collectively, the "Closing Dates."



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                  Certificates representing the Firm Shares shall be registered in such names and shall be in such denominations as Roney & Co. shall request at least two full business days before the Firm Shares Closing Date or, in the case of the Optional Shares, on the day of notice of exercise of the option as described in Section 1(c), and shall be made available to Roney & Co. for checking and packaging, at such place as is designated by Roney & Co., at least one full business day before the Closing Date.

         3. PUBLIC OFFERING. Subject to the terms and conditions hereof, the Underwriter agrees that (i) it will offer the Shares to the public as set forth in the Prospectus as soon after the Registration Statement becomes effective as may be advisable, and (ii) it will offer and sell the Shares to the public only in those jurisdictions, and in such amounts, where due qualification and/or registration has been effected or an exemption from such qualification and/or registration is available under the applicable securities or Blue Sky laws of such jurisdiction; it being understood, however, that such agreement only covers the initial sale of the Shares by the Underwriter and not any subsequent sale of such Shares in any trading market that may develop after the public offering. The Company hereby confirms that the Underwriter and dealers have been authorized to distribute each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented).

         4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Underwriter and agrees with the Underwriter as follows:

                  (a) The Company has prepared in conformity with the

         requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder (the "Rules"), a registration statement on Form SB-2 (No. 333-48387), including a preliminary prospectus, and has filed with the Commission the registration statement and such amendments thereof as may have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as defined in Rule 430 of the Rules) included at any time as a part of the registration statement. The registration statement as amended (including any supplemental registration statement under Rule 462(b) or any amendment under Rule 462(c) of the Rules) at the time and on the date it becomes effective (the "Effective Date"), including the prospectus, financial statements, schedules, exhibits, and all other documents incorporated by reference therein or filed as a part thereof, is called the "Registration Statement;" provided, however, that "Registration Statement" shall also include all Rule 430A Information (as defined below) deemed to be included in such Registration Statement at the time such Registration Statement becomes effective as provided by Rule 430A of the Rules. The term "Prospectus" means the Prospectus as filed with the Commission pursuant to Rule 424(b) of the Rules or, if no filing pursuant to Rule 424(b) of the Rules is required, means the form


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         of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules. Reference made herein to any preliminary prospectus or to the Prospectus shall be deemed to refer to and include any document attached as an exhibit thereto or incorporated by reference therein, as of the date of such preliminary prospectus or the Prospectus, as the case may be. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which Roney & Co. shall reasonably object in writing after being furnished with a copy thereof.

                  (b) Each preliminary prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Securities Act and the Rules, and conformed in all material respects with the requirements of the Securities Act and the Rules, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any preliminary prospectus. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules, when any post-effective amendment of the Registration Statement shall become effective, when any supplement to or pre-effective amendment of the Prospectus is filed with the Commission and at each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter, specifically for use in connection with the preparation thereof. The Company hereby acknowledges for all purposes under this Agreement that the statements set forth under the caption "Underwriting" and the stabilization legend on page 2 of the Prospectus constitute the only written information furnished to the Company by or on behalf of the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto.


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                  (c) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

                  (d) KPMG Peat Marwick LLP, whose report is filed with the Commission as part of the Registration Statement, are, and during the periods covered by their report were, independent public accountants as required by the Securities Act and the Rules.

                  (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio. The Company's sole subsidiary, Great Lakes Bank (the "Bank"), is an Ohio-chartered bank. Neither the Company nor the Bank has any properties or conducts any business outside of the State of Ohio which would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Ohio. The Bank does not have any directly or indirectly held subsidiary. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

                  (f) The Company is a bank holding company duly registered with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended. The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise), business, properties or prospects of the Company and the Bank taken as a whole. The Company and the Bank own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on their business as presently conducted, except where the failure to have obtained such licenses, permits, consents, orders, approvals and other authorization would not have a material adverse effect upon the condition (financial or otherwise), business, properties or prospects of the Company and the Bank taken as a whole, and neither the Company nor the Bank has received any notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations that singly or in the aggregate, if the subject of an unfavorable ruling or finding, would result in a material adverse effect upon the condition (financial or otherwise), business, properties or prospects of the Company and the Bank taken as a whole. Neither the Company nor the Bank is a party or subject to any agreement or memorandum with, or directive or order issued by, the Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC"), the Ohio Division of Financial Institutions (the "Division") or any other bank regulatory authority, which imposes any restrictions or requirements not generally applicable to bank holding companies or commercial banks.


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                  (g) The financial statements of the Company and any related notes thereto, included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the date of such financial statements and for the period covered thereby. Such statements and any related notes have been prepared in accordance with generally accepted accounting principals ("GAAP") applied on a consistent basis and certified by the independent accountants named in subsection 4(d) above. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (h) The Company owns adequate and enforceable rights to use any patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications and other similar rights (collectively, "Intangibles") necessary for the conduct of the material aspects of its business as described in the Prospectus and the Company has not infringed, is infringing, or has received any notice of infringement of, any Intangible of any other person.

                  (i) The Bank owns the following properties, which are as described in the Prospectus, free and clear of all liens, encumbrances, claims, security interests and defects, and all such locations have been duly approved as Bank locations by the Division and the FDIC:

                       1.    7001 Center Street, Mentor, Ohio;

                       2.    9365 Mentor Avenue, Mentor, Ohio;

                       3.    38600 Lakeshore Boulevard, Willoughby, Ohio;

                       4.    28500 Chardon Road, Willoughby Hills, Ohio; and

                       5.    7742 Lakeshore Boulevard, Mentor, Ohio.

                  (j) The Bank has valid and enforceable leasehold interests in the real property listed below, which properties are as described in the Prospectus, and all such locations have been duly approved as Bank locations by the Division and the FDIC:

                       1.    1522 Mentor Avenue, Painesville, Ohio;

                       2.    29933 Euclid Avenue, Wickliffe, Ohio; and

                       3.    50 South Park Place, Painesville, Ohio.


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                  (k) There are no litigation or governmental or other
         proceedings or investigations pending before any court or before or by any public body or board or threatened against the Company or the Bank and to the best of the Company's knowledge, there is no reasonable basis for any such litigation, proceedings or investigations, which are required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to have a material adverse effect on commencement or conduct of the respective businesses of the Company or the Bank, the ownership of their respective properties, the consummation of the transactions contemplated in this Agreement, or the performance by the Company of its obligations hereunder.

                  (l) The Company and the Bank have filed all federal, state, and local tax returns required to be filed by them and paid all taxes shown due on such returns as well as all other material taxes, assessments and governmental charges which have become due; no material deficiency with respect to any such return has been assessed or proposed.

                  (m) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated herein, there has not been any material adverse change in the condition (financial or other), business, properties or prospects of the Company.

                  (n) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any material term, covenant or condition, by the Company, the Bank or, to the best of the Company's knowledge, any other party, of any lease, indenture, mortgage, note or any other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, except such defaults or events as are not material to the conduct of their respective businesses or ownership of their respective properties.

                  (o) Neither the Company nor the Bank is in violation of any term or provision of the articles of incorporation or code of regulations of the Company or the Bank, except for such violations which would not have a material adverse effect on the condition (financial or otherwise), business, properties, prospects or results of operation of the Company and the Bank, taken as a whole. Neither the Company nor the Bank is in material violation of, nor is either of them required to take any action to avoid any material violation of, any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

                  (p) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or


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         constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation or violate any provision of the articles of incorporation or code of regulations of the Company or the Bank, except those which are immaterial in amount or effect.

                  (q) The Company has authorized, issued and outstanding capital stock as set forth in the Prospectus, and all such outstanding capital stock was duly and validly authorized and issued, and is fully paid and nonassessable. The issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action by the Company and, when issued, sold and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other right. All of the outstanding capital stock of the Bank has been duly authorized and validly issued, and is fully paid and owned by the Company, free and clear of all liens, encumbrances and security interests. There is no outstanding option, warrant or other right calling for the issuance of, and no binding commitment to issue, any share of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except for stock options described in the Registration Statement (the "Stock Options") under the GLB Bancorp, Inc. 1998 Stock Option and Incentive Plan (the "Stock Option Plan"). There are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the Securities Act, have the right to request the Company to register such securities under the Securities Act. The Common Stock, the Company's serial preferred stock (the "Preferred Stock"), the Shares and the Stock Options conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                  (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Bank has (1) issued any securities or incurred any material liability or obligation, direct or contingent, (2) entered into any material transaction, or (3) declared or paid any dividend or made any distribution on any of their stock, except liabilities, obligations, and transactions reasonably expected based on the disclosures in the Prospectus.

                  (s) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company.

                  (t) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.


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                  (u) Neither the Company, nor the Bank, nor, to the Company's
         knowledge any director, officer, agent, employee or other person associated with the Company or the Bank, acting on behalf of the Company or the Bank, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (v) Neither the Company nor the Bank nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock in order to facilitate the sale or resale of any of the Shares.

                  (w) No transaction has occurred between or among the Company or the Bank and any of their officers, directors, organizers or the Company's shareholders or any affiliate or affiliates of any such officer, director, organizer, or shareholder, that is required to be described in and is not described in the Prospectus.

                  (x) The Company is not and will not after the offering be an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (y) The Company has obtained from all of its executive officers and directors their written agreement that, for a period of 180 days from the date of this Agreement, they will not sell, offer to sell, transfer, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) owned by them.

                  (z) The Company and the Bank maintain a system of internal accounting controls sufficient to provide reasonable assurances that
         (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the tax accounting method used by the Company and the Bank to report income is the proper method of accounting for United States federal income tax purposes.


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         5.      CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligation of the Underwriter to purchase the Shares shall be subject to the accuracy of the representations and warranties of the Company in this Agreement as of the date of this Agreement and as of the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the accuracy of the written statements of Company officers made pursuant to the provisions of this Agreement, to the performance by the Company of its obligations under this Agreement, and to the following additional terms and conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M., Detroit time, on the date of this Agreement or on such later date and time as shall be consented to in writing by Roney & Co.; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules; at each Closing Date, if any, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of Roney & Co.

                  (b) At each Closing Date, Roney & Co. shall have received the favorable opinion of Grady & Associates, counsel for the Company, dated the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, addressed to the Underwriter and in form and scope reasonably satisfactory to counsel for Roney & Co. to the effect that:

                           (i) The Company (A) is a corporation existing and in
                  good standing under the laws of the State of Ohio, and (B) to the best of such counsel's knowledge, is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company. The Bank (X) is duly organized and in good standing as an Ohio-chartered bank, and (Y) to the best of such counsel's knowledge, is duly qualified to do business as a foreign corporation under the corporation law and banking law of, and is in good standing as such in, every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Bank.

                           (ii) Each of the Company and the Bank has full
                  corporate power and authority and all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental bank regulatory officials and bodies necessary to own its properties and to commence and conduct its business as described in the Registration Statement and



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                  Prospectus, except for such authorizations, approvals, orders, licenses, certificates and permits as are not material to the ownership of their properties or commencement or conduct of their businesses;

                           (iii) The Company has authorized, issued and
                  outstanding capital stock as set forth in the Prospectus, and all such outstanding capital stock was duly and validly authorized and issued; the Shares have been duly and validly authorized and issued and, upon receipt by the Company of payment therefor in accordance with the terms of this Agreement, will be fully paid and nonassessable and are not and will not be subject to, preemptive rights; the Shares and the other capital stock and Stock Options of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                           (iv) To the knowledge of such counsel, there are no
                  holders of securities of the Company who, by reason of the filing of the Registration Statement under the Securities Act, have the right to request the Company to register such securities under the Securities Act;

                           (v) The Company owns all the outstanding capital
                  stock of the Bank;

                           (vi) The certificates evidencing the Shares are in
                  the form approved by the Board of Directors of the Company, comply with the code of regulations and the articles of incorporation of the Company, comply as to form and in all other material respects with applicable legal requirements;

                           (vii) This Agreement has been duly authorized,
                  executed and delivered by the Company, and is the legal, valid and binding agreement and obligation of the Company enforceable in accordance with its terms, except (a) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles (including requirements of reasonableness and good faith in the exercise of rights and remedies), whether applied by a court of equity or a court of law in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver, and (b), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy or limited by applicable laws or the policies embodied in them;

                           (viii) To the best of such counsel's knowledge, there
                  are (A) no contracts or other documents which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, (B) no legal or governmental proceedings pending or threatened against the Company or the Bank other than those described in the Prospectus, and (C) no statutes or regulations applicable to the Company or the Bank, or certificates, permits, grants or other consents, approvals, orders, licenses or authorizations from regulatory officials or bodies, which are required to be obtained or maintained by the Company or the Bank and which are of a character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed;

                           (ix) The statements in the Registration Statement and
                  the Prospectus under the caption "Description of Capital Stock," insofar as they are descriptions of corporate documents or agreements, or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects;

                           (x) To the best of such counsel's knowledge, the
                  execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions hereof by the Company will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their properties or businesses is or may be bound or affected, nor will such action result in any violation of the provisions of the articles of incorporation or code of regulations of the Company or the Bank or any statute or any order, rule, or regulation applicable to the Company or the Bank of any court or any federal, state, local or other regulatory authority or other governmental body, the effect of which, in any such case, would be expected to be materially adverse to the Company or the Bank;

                           (xi) To the best of such counsel's knowledge, no
                  consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required to be obtained by the Company in connection with the execution and delivery of this Agreement or the sale of the Shares to the Underwriter as contemplated by this Agreement (other than as may be required by the NASD or as required by state securities or Blue Sky laws, as to which such counsel need express no opinion), except those which have been obtained;

                           (xii) To the best of such counsel's knowledge, (A)
                  neither the Company nor the Bank is in breach of, or in default (and no event has occurred which, with notice or lapse of time, or both, would constitute a default) under, any lease, indenture, mortgage, note, or other agreement or instrument to which the Company or the Bank, as the case may be, is a party; (B) neither the Company nor the Bank is in violation of any term or provision of either of their articles of incorporation or code of regulations, or of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation; and (C) neither the Company nor the Bank has received any notice of conflict with the asserted rights of others in respect of Intangibles necessary for the commencement or conduct of its business, the effect of which, in any such case, would be expected to be materially adverse to the Company or the Bank;

                           (xiii) The Registration Statement and the Prospectus
                  and any amendments or supplements thereto (other than the financial statements and other statistical or financial data included therein, as to which such counsel need express no opinion) comply as to form with the requirements of the Securities Act and the Rules in all material respects; and

                           (xiv) The Registration Statement is effective under
                  the Securities Act, and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened under the Securities Act.

                  In rendering the foregoing opinion, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company (as to matters of fact), and include qualifications in its opinion as are reasonably acceptable to Roney & Co. Copies of all such certificates shall be furnished to counsel to Roney & Co. on the Closing Date.

                  In addition, such counsel shall state that they have participated in conferences with officers of the Company and representatives of the Underwriter at which the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus and does not assume any responsibility for the accuracy or completeness of the statements in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement or Prospectus, as amended or supplemented, if amended or supplemented, contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such statement may exclude financial statements, financial data, statistical information and all statements under the caption "Underwriting" included in the Registration Statement and Prospectus.

                  (c) On or prior to each Closing Date, Roney & Co. shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review the matters referred to in subsection (b) of this Section 5, and in order to evidence the accuracy, completeness or satisfaction of the representations, warranties or conditions herein contained.

                  (d) Prior to each Closing Date, (i) there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company or the Bank; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or the Bank except as set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which Roney & Co. has given its written consent; (iii) neither the Company nor the Bank shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default) under any provision of any material agreement, understanding or instrument relating to any outstanding indebtedness that is material in amount; (iv) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or the Bank before or by any court or federal, state or other commission, board or other administrative agency having jurisdiction over the Company or the Bank, as the case may be, which is expected to have a material adverse effect on the Company or the Bank; and (v) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or be threatened by the Commission.

                  (e) At each Closing Date, Roney & Co. shall have received a certificate signed by the Chairman of the Board, and the President or Secretary of the Company dated the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, of the representations and warranties of the Company set forth in Section 4 hereof.

                  (f) At or prior to each Closing Date, Roney & Co. shall have received a "blue sky" memorandum of Benesch, Friedlander, Coplan & Aronoff LLP, addressed to Roney & Co. and in form and scope reasonably satisfactory to Roney & Co., concerning compliance with the blue sky or securities laws of the states listed in EXHIBIT B attached to this Agreement.

                  (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Roney & Co. and to counsel for Roney & Co., and Roney & Co. shall have received from counsel for Roney & Co. a favorable opinion, dated as of each Closing Date, with respect to such of the matters set forth under subsections (b) (i), (iii), (vi), (vii), and
         (xiii) of this Section 5, and with respect to such other related matters as Roney & Co. may reasonably require, if the failure to receive a favorable opinion with respect to such other related matters would cause Roney & Co. to deem it inadvisable to proceed with the sale of the Shares.

                  (h) There shall have been duly tendered to Roney & Co. certificates representing all the Shares agreed to be sold by the Company on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be.

                  (i) No order suspending the sale of the Shares prior to each Closing Date, in any jurisdiction listed in EXHIBIT B, shall have been issued on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or, to Roney & Co.'s knowledge or that of the Company, shall be contemplated.

                  (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriter's participation in the same.

                  (k) At the time of the execution of this Agreement, the Underwriter shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (l) On each Closing Date, the Underwriter shall have received from KPMG Peat Marwick LLP a letter, dated as of such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section.

                  (m) On the Firm Shares Closing Date, the Common Stock shall have been approved for inclusion in the Nasdaq SmallCap Market, subject only to official notice of issuance.

                  (n) At the time of the execution of this Agreement, the Underwriter shall have received written certification from Richard M. Osborne that all shares of Common Stock owned by him are owned free and clear of any lien or encumbrance, and that no such shares are pledged or hypothecated to any other party.

                  If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, is not so fulfilled, Roney & Co. may terminate this Agreement pursuant to Section 9(c) hereof or, if Roney & Co. so elects, waive any such conditions which have not been fulfilled or extend the time of their fulfillment.

         6.       COVENANTS.

                  The Company covenants and agrees that it will:

                  (a) Use its best efforts to cause the Registration Statement to become effective and will notify Roney & Co. immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose and (iii) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

                  (b) During the time when a prospectus is required to be delivered under the Securities Act, comply so far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for Roney & Co., the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will notify Roney & Co. promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to Roney & Co. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company.

                  (c) Deliver to the Underwriter such number of copies of each preliminary prospectus as may reasonably be requested by Roney & Co. and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to the Underwriter three signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to the Underwriter such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, without exhibits, as Roney & Co. may reasonably request.

                  (d) Endeavor in good faith, in cooperation with Roney & Co. and its counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of the states listed in EXHIBIT B. In each jurisdiction where such qualification shall be effected, the Company will, unless Roney & Co. agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. The Company will advise Roney & Co. promptly of the suspension of the qualification of the Shares for offering, sale or trading in any jurisdiction, or any initiation or threat of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, the Company, with the cooperation of Roney & Co., will use all reasonable efforts to obtain the withdrawal thereof. Anything herein to the contrary notwithstanding, the Company shall not be required to register or qualify as a foreign corporation or as a dealer in securities nor, except as to matters and transactions relating to the offer and sale of the Shares, consent to service of process in any jurisdiction.

                  (e) Furnish its security holders as soon as practicable an earnings statement (which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules thereunder.

                  (f) For a period of five years from the Effective Date, furnish to Roney & Co. the following:

                           (i) at the time they have been sent to shareholders
                  of the Company or filed with the Commission three copies of each annual, quarterly, interim, or current financial and other report or communication sent by the Company to its shareholders or filed with the Commission;

                           (ii) as soon as practicable, three copies of every
                  press release and every material news item and article in respect of the Company or the affairs of the Company which was released by the Company;

                           (iii) all other information reasonably requested by
                  Roney & Co. with respect to the Company to comply with Rule 15c2-11 of the Rules (if applicable) and Section 4 of Schedule H of the NASD By-Laws; and

                           (iv) such additional documents and information with
                  respect to the Company and its affairs as Roney & Co. may from time to time reasonably request and that may properly be disclosed to Roney & Co.

                  (g) Not file any amendment or supplement to the Registration Statement or Prospectus after the effective date of the Registration Statement to which Roney & Co. shall reasonably object in writing after being furnished a copy thereof.

                  (h) Use the net proceeds received from the sale of the Shares being sold in the manner specified in the Prospectus, and it will report the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

                  (i) Comply with all registration, filing and reporting requirements of the Securities Act or the Exchange Act, which may from time to time be applicable to the Company.

                  (j) Pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (1) the preparation, printing, filing and delivery of the Registration Statement, including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments of and supplements to the Registration Statement and the Prospectus, and the photocopying of the Underwriting Agreement and related agreements including, without limitation, the Dealer Agreement; (2) the issuance of the Shares and the preparation and delivery of certificates for the Shares to the Underwriter; (3) the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in EXHIBIT B, including the fees and disbursements of counsel in connection with such registration and qualification and the preparation and printing of preliminary, supplemental, and final blue sky memoranda; (4) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of each preliminary prospectus, the Prospectus and all amendments of or supplements to the Prospectus, and of the several documents required by this Section to be so furnished; (5) the filing requirements and fees of the NASD in connection with its review of the terms of the public offering and the underwriting; (6) the furnishing (including costs of shipping and mailing) of copies of all reports and information required by Section 6(g); (7) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriter; (8) the inclusion of the Shares on the Nasdaq Small Cap Market; and (9) the Underwriter's out-of-pocket expenses, including without limitation, road show expenses and legal fees of counsel to Roney & Co. (such out-of-pocket expenses and legal fees payable by the Company shall not exceed $50,000). Upon a successful completion of the offering, the Underwriter will credit the out-of-pocket and legal fee reimbursement described in Section 6(j)(9) against the underwriting discount.

                  (k) Not, without the prior written consent of Roney & Co., sell, offer to sell, transfer, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, or register with the Commission, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) within 180 days after the date of the Prospectus, except as provided in this Agreement and except for grants and exercises of Stock Options under the Stock Option Plan as described in the Prospectus.

                  (l) For not less than 3 fiscal years after the Effective Date, unless Roney & Co. shall otherwise consent in writing, (i) timely file with the Commission all reports required by Section 15(d) of the Exchange Act and not seek suspension of the duty to file such reports, and (ii) not less frequently than annually prepare a proxy statement and annual report which conform substantially to the requirements of Commission Regulation 14A and distribute such proxy statement and annual report to record and beneficial owners substantially in the manner which would be required by Commission Regulation 14A if applicable.

         7.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares in the public offering to any person by the Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for use therein; and provided, further, however, that the indemnification contained in this Section 7(a) with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) on account of any such loss, claim, damage, liability or judgment arising from the sale of the Shares by the Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriter in requisite quantity on a timely basis to permit such delivery or sending. The Company shall not be liable hereunder to the Underwriter (or any controlling person thereof) to the extent that any loss, claim, damage or other liability incurred by the Underwriter arises from the Underwriter's fraudulent act or omission.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for use therein; provided, however, that the obligation of the Underwriter to indemnify the Company (including any controlling person, director or officer thereof) hereunder shall be limited to the total price at which the Shares purchased by the Underwriter hereunder were offered to the public. The Underwriter shall not be liable hereunder to the Company (including any controlling person, director or officer thereof) to the extent that any loss, claim, damage or other liability incurred by the Company arises from a fraudulent act or omission by the Company.

                  (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (2) the indemnified party shall have reasonably concluded that, because of the existence of different or additional defenses available to the indemnified party or of other reasons, there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or that, under the circumstances, it is otherwise appropriate, it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel, or (3) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claims effected without its written consent.

                  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable or is insufficient to hold harmless a party indemnified hereunder, the Company and the Underwriter shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received from other persons), (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriter from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriter shall be deemed to be in the same proportion in the case of the Company as the total price paid to the Company for the Shares by the Underwriter (net of underwriting discount but before deducting expenses), and in the case of the Underwriter as the underwriting discount received by it bears to the total of such amounts paid to the Company and received by the Underwriter as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company and the Underwriter agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The provisions of Section 7 and 8 shall survive any termination of this Agreement.

                  In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement thereto or amendment thereof, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of the courts specified in Section 11 hereof, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         9. TERMINATION. This Agreement may be terminated by Roney & Co. by notifying the Company at any time:

                  (a) before the earliest of (1) 11:00 a.m., Detroit time, on the business day following the Effective Date, (2) the time of release by Roney & Co. for publication of the first newspaper advertisement with respect to the Shares and (3) the time when the Shares are first generally offered by the Underwriter to dealers by letter or telegram;

                  (b) at or before any Closing Date if, in the judgment of Roney & Co., payment for and delivery of the Shares is rendered impracticable or inadvisable because (1) additional material governmental restrictions, not known to be in force and effect when this Agreement is signed, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or on the over-the-counter market, or trading in securities generally shall have been suspended on either such Exchange or on the over-the-counter market or a general banking moratorium shall have been established by federal, New York or Ohio authorities, (2) a war or other calamity shall have occurred or shall have accelerated to such an extent as to affect adversely the marketability of the Shares, (3) the Company or the Bank shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, which, whether or not said loss shall have been insured, will in Roney & Co.'s opinion, make it inadvisable to proceed with the offering of the Shares, (4) any of the State Orders, the FDIC Order, or the FRB Approval shall have been withdrawn or materially altered, or (5) since the respective dates as of which information is given in the Registration Statement, there shall have been such material adverse change in the condition (financial or otherwise), business, properties, prospects or results of operations of the Company and the Bank, taken as a whole, or the market for the Shares or similar securities as in Roney & Co.'s judgment would make it impracticable to proceed with the offering of the Shares; or

                  (c) at or before any Closing Date, if any of the conditions specified in Section 5 or any other agreements, representations or warranties of the Company in this Agreement shall not have been fulfilled when and as required by this Agreement.

If this Agreement is terminated pursuant to any of its provisions, except as otherwise provided in this Agreement, the Company shall not be under any liability to the Underwriter (other than for obligations assumed in Section 6 hereof), and the Underwriter shall not be under any liability to the Company; provided, however, that if this Agreement is terminated by Roney & Co. because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or for any reasons provided in subparagraphs (b) and (c) above, the Company will reimburse the Underwriter for all accountable out-of-pocket expenses (including, without limitation, road show expenses and fees and disbursements of counsel to Roney & Co.) up to a maximum of $50,000 (including the $20,000 advance below) incurred by it in connection with the proposed purchase and sale of the Shares or in contemplation of performing its obligations hereunder. The Underwriter acknowledges receipt of a $20,000 advance from the Company. If this Agreement is terminated for any reason, the Underwriter shall be entitled to retain such advance as reimbursement for its accountable out-of-pocket expenses; provided, however, in the event that the accountable out-of-pocket expenses to be reimbursed under this paragraph are less than $20,000, the Underwriter shall pay such difference to the Company. If this Agreement is not terminated, the $20,000 shall be credited at closing against the underwriting discount.

         10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and such representations, warranties and agreements of the Company, including, without limitation, the payment and reimbursement agreements contained in
Section 6 hereof and the indemnity and contribution agreements contained in Sections 7 and 8 hereof, shall survive termination of this Agreement and/or delivery of the Shares to and payment for the Shares by the Underwriter pursuant to this Agreement regardless of any investigation made by or on behalf of the Underwriter or any controlling person. In addition, the covenants contained in
Section 6(j) hereof, the agreements contained in this Section 10 and in Sections 7, 8 and 9 shall survive termination of this Agreement and/or delivery of the Shares to and payment for the Shares by the Underwriter pursuant to this Agreement.

         11. MISCELLANEOUS. This Agreement has been and is made for the benefit of the Underwriter, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Underwriter or the Company, and directors and certain officers of the Company, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from the Underwriter merely because of such purchase.

             All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telecopy, if subsequently confirmed in writing, to the Underwriter, Roney & Co., at One Griswold, Detroit, Michigan 48226, Attention: John C. Donnelly (facsimile no. (313) 963- 2303) (with a copy to Dominic A. DiPuccio, Benesch, Friedlander, Coplan & Aronoff LLP, 2300 BP Tower, Cleveland, Ohio 44114 (facsimile no. (216) 363-4588)); and to the Company at 7001 Center Street, Mentor, Ohio 44060, Attention: Richard T. Flenner, Jr., President (facsimile no. (440) 974-3012) (with a copy to Francis X. Grady, Grady & Associates, 20800 Center Ridge Road, Suite 116, Rocky River, Ohio 44116 (facsimile no. (440) 356-7254)).

             The laws of the State of Ohio shall govern this Agreement, its construction, and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement. The parties acknowledge that the United States District Court for the Northern District of Ohio or the Court of Common Pleas of Lake County, Ohio shall have exclusive jurisdiction over any case or controversy arising out of or relating to this Agreement and that all litigation arising out of or relating to this Agreement shall be commenced in the United States District Court for the Northern District of Ohio or in the Court of Common Pleas of Lake County, Ohio. If any action or proceeding shall be brought by the Underwriter or the Company in order to enforce any right or remedy under this Agreement, the Underwriter and the Company hereby consent to, and agree that they will submit to, the jurisdiction of such courts.

         Please confirm that the foregoing correctly sets forth the agreement between us.

                                       Very truly yours,

                                       GLB BANCORP, INC.


                                       By:
                                          -------------------------------------
                                          Richard T. Flenner, Jr.
                                          President

Confirmed by Roney & Co.,

RONEY & CO.,  L.L.C.


By:
    --------------------------------
      John C. Donnelly
      Director of Corporate Finance

                                    EXHIBIT A
                                    ---------




                                 Number                        Relationship
                                   of                          of Person to
            Name                 Shares                       To The Company
            ----                 ------                       --------------

                                    EXHIBIT B
                                    ---------


                                     STATES
                                     ------

                                   California
                                     Florida
                                    Illinois
                                     Indiana
                                    Kentucky
                                    Michigan
                                    Minnesota
                                    Missouri
                                   New Jersey
                                    New York
                                      Ohio
                                  Pennsylvania
                                    Wisconsin